FT 331

                              TRUST AGREEMENT

                          Dated: December 30, 1999

The Trust Agreement among Nike Securities L.P., as Depositor, The Chase Manhattan Bank, as Trustee, BISYS Fund Services Ohio, Inc., as Shareholder Servicing Agent and First Trust Advisors L.P., as Evaluator and Portfolio Supervisor, sets forth certain provisions in full and incorporates other provisions by reference to the document entitled "Standard Terms and Conditions of Trust for The First Trust Special Situations Trust, Series 22 and certain subsequent Series, Effective November 20, 1991" (herein called the "Standard Terms and Conditions of Trust"), and such provisions as are incorporated by reference constitute a single instrument. All references herein to Articles and Sections are to Articles and Sections of the Standard Terms and Conditions of Trust.

WITNESSETH THAT:

In consideration of the premises and of the mutual agreements herein contained, the Depositor, the Trustee, the Shareholder Servicing Agent, the Evaluator and the Portfolio Supervisor agree as follows:

PART I

STANDARD TERMS AND CONDITIONS OF TRUST

Subject to the provisions of Part II and Part III hereof, all the provisions contained in the Standard Terms and Conditions of Trust are herein incorporated by reference in their entirety and shall be deemed to be a part of this instrument as fully and to the same extent as though said provisions had been set forth in full in this instrument.

PART II

SPECIAL TERMS AND CONDITIONS OF TRUST

FOR THE DOW(sm) DIVIDEND AND REPURCHASE TARGET 5 PORTFOLIO, QUALIFIED 2000 SERIES ("DART 5 TRUST")

The following special terms and conditions are hereby agreed to:

A.The Securities initially deposited in the Trust pursuant to Section
2.01 of the Standard Terms and Conditions of Trust are set forth in the Schedules hereto.

B.The aggregate number of Units outstanding for the Trust on the Initial Date of Deposit and the initial fractional undivided interest in and ownership of the Trust represented by each Unit thereof are set forth in the Prospectus in the section "Summary of Essential Information."

Documents representing this number of Units for the Trust are being delivered by the Trustee to the Depositor pursuant to Section 2.03 of the Standard Terms and Conditions of Trust.

C.The Percentage Ratio on the Initial Date of Deposit is as set forth in the Prospectus under "Schedule of Investments."

D.The Depositor may declare such special Record Dates as it determines to be necessary in light of any extraordinary event affecting the Securities in the Trust. In the absence of such special distribution, no distributions shall be made to Unitholders prior to the distribution on termination of the Trust and liquidation of its assets.

E.The Depositor may declare such special Distribution Dates as it determines to be necessary in light of any extraordinary event affecting the Securities in the Trust. In the absence of such special distribution, no distributions shall be made to Unitholders prior to the distribution on termination of the Trust and liquidation of its assets.

F.The Mandatory Termination Date for the Trust shall be as set forth in the Prospectus under "Summary of Essential Information."

G.The Evaluator's compensation as referred to in Section 4.03 of the Standard Terms and Conditions of Trust shall be an annual fee in the amount of $.0025 per Unit, calculated based on the largest number of Units outstanding during the period for which the compensation is paid (such annual fee to be pro rated for any calendar year in which the Evaluator provides services during less than the whole of such year). Such fee may exceed the actual cost of providing such evaluation services for the Trust, but at no time will the total amount received for evaluation services rendered to unit investment trusts of which Nike Securities L.P. is the sponsor in any calendar year exceed the aggregate cost to the Evaluator of supplying such services in such year.

H.The Trustee's Compensation Rate pursuant to Section 6.04 of the Standard Terms and Conditions of Trust shall be an annual fee in the amount of $.0065 per Unit, calculated based on the largest number of Units outstanding during the calendar year (such annual fee to be pro rated for any calendar year in which the Trustee provides services during less than the whole of such year). However, in no event, except as may otherwise be provided in the Standard Terms and Conditions of Trust, shall the Trustee receive compensation in any one year from any Trust of less than $2,000 for such annual compensation.

I.The Initial Date of Deposit for the Trust is December 30, 1999.

J.The minimum amount of Securities to be sold by the Trustee pursuant to
Section 5.02 of the Indenture for the redemption of Units shall be 100 shares.

K. The Depositor's compensation for providing bookkeeping and other administrative services as described in Section 3.14 of the Standard Terms and Conditions of Trust shall be an annual fee in the amount of $.0010 per Unit.

L.Notwithstanding anything to the contrary in the Standard Terms and Conditions of Trust, the Depositor will bear Annual Trust Operating Expenses of the Trust in excess of $.0204

PART II

SPECIAL TERMS AND CONDITIONS OF TRUST

FOR THE DOW(sm) DIVIDEND AND REPURCHASE TARGET 10 PORTFOLIO, QUALIFIED 2000 SERIES ("DART 10 TRUST")

The following special terms and conditions are hereby agreed to:

A.The Securities initially deposited in the Trust pursuant to Section
2.01 of the Standard Terms and Conditions of Trust are set forth in the Schedules hereto.

B.The aggregate number of Units outstanding for the Trust on the Initial Date of Deposit and the initial fractional undivided interest in and ownership of the Trust represented by each Unit thereof are set forth in the Prospectus in the section "Summary of Essential Information."

Documents representing this number of Units for the Trust are being delivered by the Trustee to the Depositor pursuant to Section 2.03 of the Standard Terms and Conditions of Trust.

C.The Percentage Ratio on the Initial Date of Deposit is as set forth in the Prospectus under "Schedule of Investments."

D.The Depositor may declare such special Record Dates as it determines to be necessary in light of any extraordinary event affecting the Securities in the Trust. In the absence of such special distribution, no distributions shall be made to Unitholders prior to the distribution on termination of the Trust and liquidation of its assets.

E.The Depositor may declare such special Distribution Dates as it determines to be necessary in light of any extraordinary event affecting the Securities in the Trust. In the absence of such special distribution, no distributions shall be made to Unitholders prior to the distribution on termination of the Trust and liquidation of its assets.

F.The Mandatory Termination Date for the Trust shall be as set forth in the Prospectus under "Summary of Essential Information."

G.The Evaluator's compensation as referred to in Section 4.03 of the Standard Terms and Conditions of Trust shall be an annual fee in the amount of $.0025 per Unit, calculated based on the largest number of Units outstanding during the period for which the compensation is paid (such annual fee to be pro rated for any calendar year in which the Evaluator provides services during less than the whole of such year). Such fee may exceed the actual cost of providing such evaluation services for the Trust, but at no time will the total amount received for evaluation services rendered to unit investment trusts of which Nike Securities L.P. is the sponsor in any calendar year exceed the aggregate cost to the Evaluator of supplying such services in such year.

H.The Trustee's Compensation Rate pursuant to Section 6.04 of the Standard Terms and Conditions of Trust shall be an annual fee in the amount of $.0065 per Unit, calculated based on the largest number of Units outstanding during the calendar year (such annual fee to be pro rated for any calendar year in which the Trustee provides services during less than the whole of such year). However, in no event, except as may otherwise be provided in the Standard Terms and Conditions of Trust, shall the Trustee receive compensation in any one year from any Trust of less than $2,000 for such annual compensation.

I.The Initial Date of Deposit for the Trust is December 30, 1999.

J.The minimum amount of Securities to be sold by the Trustee pursuant to
Section 5.02 of the Indenture for the redemption of Units shall be 100 shares.

K. The Depositor's compensation for providing bookkeeping and other administrative services as described in Section 3.14 of the Standard Terms and Conditions of Trust shall be an annual fee in the amount of $.0010 per Unit.

L.Notwithstanding anything to the contrary in the Standard Terms and Conditions of Trust, the Depositor will bear Annual Trust Operating Expenses of the Trust in excess of $.0204

PART II

SPECIAL TERMS AND CONDITIONS OF TRUST

FOR EUROPEAN TARGET 20 PORTFOLIO, QUALIFIED 2000 SERIES

("EUROPEAN TARGET 20 TRUST")

The following special terms and conditions are hereby agreed to:

A.The Securities initially deposited in the Trust pursuant to Section
2.01 of the Standard Terms and Conditions of Trust are set forth in the Schedules hereto.

B.The aggregate number of Units outstanding for the Trust on the Initial Date of Deposit and the initial fractional undivided interest in and ownership of the Trust represented by each Unit thereof are set forth in the Prospectus in the section "Summary of Essential Information."

Documents representing this number of Units for the Trust are being delivered by the Trustee to the Depositor pursuant to Section 2.03 of the Standard Terms and Conditions of Trust.

C.The Percentage Ratio on the Initial Date of Deposit is as set forth in the Prospectus under "Schedule of Investments."

D.The Depositor may declare such special Record Dates as it determines to be necessary in light of any extraordinary event affecting the Securities in the Trust. In the absence of such special distribution, no distributions shall be made to Unitholders prior to the distribution on termination of the Trust and liquidation of its assets.

E.The Depositor may declare such special Distribution Dates as it determines to be necessary in light of any extraordinary event affecting the Securities in the Trust. In the absence of such special distribution, no distributions shall be made to Unitholders prior to the distribution on termination of the Trust and liquidation of its assets.

F.The Mandatory Termination Date for the Trust shall be as set forth in the Prospectus under "Summary of Essential Information."

G.The Evaluator's compensation as referred to in Section 4.03 of the Standard Terms and Conditions of Trust shall be an annual fee in the amount of $.0025 per Unit, calculated based on the largest number of Units outstanding during the period for which the compensation is paid (such annual fee to be pro rated for any calendar year in which the Evaluator provides services during less than the whole of such year). Such fee may exceed the actual cost of providing such evaluation services for the Trust, but at no time will the total amount received for evaluation services rendered to unit investment trusts of which Nike Securities L.P. is the sponsor in any calendar year exceed the aggregate cost to the Evaluator of supplying such services in such year.

H.The Trustee's Compensation Rate pursuant to Section 6.04 of the Standard Terms and Conditions of Trust shall be an annual fee in the amount of $.0065 per Unit, calculated based on the largest number of Units outstanding during the calendar year (such annual fee to be pro rated for any calendar year in which the Trustee provides services during less than the whole of such year). However, in no event, except as may otherwise be provided in the Standard Terms and Conditions of Trust, shall the Trustee receive compensation in any one year from any Trust of less than $2,000 for such annual compensation.

I.The Initial Date of Deposit for the Trust is December 30, 1999.

J.The minimum amount of Securities to be sold by the Trustee pursuant to
Section 5.02 of the Indenture for the redemption of Units shall be 100 shares.

K. The Depositor's compensation for providing bookkeeping and other administrative services as described in Section 3.14 of the Standard Terms and Conditions of Trust shall be an annual fee in the amount of $.0010 per Unit.

L.Notwithstanding anything to the contrary in the Standard Terms and Conditions of Trust, the Depositor will bear Annual Trust Operating Expenses of the Trust in excess of $.0304

PART II

SPECIAL TERMS AND CONDITIONS OF TRUST

FOR THE NASDAQ TARGET 15 PORTFOLIO, QUALIFIED 2000 SERIES

("NASDAQ TARGET 15 TRUST")

The following special terms and conditions are hereby agreed to:

A.The Securities initially deposited in the Trust pursuant to Section
2.01 of the Standard Terms and Conditions of Trust are set forth in the Schedules hereto.

B.The aggregate number of Units outstanding for the Trust on the Initial Date of Deposit and the initial fractional undivided interest in and ownership of the Trust represented by each Unit thereof are set forth in the Prospectus in the section "Summary of Essential Information."

Documents representing this number of Units for the Trust are being delivered by the Trustee to the Depositor pursuant to Section 2.03 of the Standard Terms and Conditions of Trust.

C.The Percentage Ratio on the Initial Date of Deposit is as set forth in the Prospectus under "Schedule of Investments."

D.The Depositor may declare such special Record Dates as it determines to be necessary in light of any extraordinary event affecting the Securities in the Trust. In the absence of such special distribution, no distributions shall be made to Unitholders prior to the distribution on termination of the Trust and liquidation of its assets.

E.The Depositor may declare such special Distribution Dates as it determines to be necessary in light of any extraordinary event affecting the Securities in the Trust. In the absence of such special distribution, no distributions shall be made to Unitholders prior to the distribution on termination of the Trust and liquidation of its assets.

F.The Mandatory Termination Date for the Trust shall be as set forth in the Prospectus under "Summary of Essential Information."

G.The Evaluator's compensation as referred to in Section 4.03 of the Standard Terms and Conditions of Trust shall be an annual fee in the amount of $.0025 per Unit, calculated based on the largest number of Units outstanding during the period for which the compensation is paid (such annual fee to be pro rated for any calendar year in which the Evaluator provides services during less than the whole of such year). Such fee may exceed the actual cost of providing such evaluation services for the Trust, but at no time will the total amount received for evaluation services rendered to unit investment trusts of which Nike Securities L.P. is the sponsor in any calendar year exceed the aggregate cost to the Evaluator of supplying such services in such year.

H.The Trustee's Compensation Rate pursuant to Section 6.04 of the Standard Terms and Conditions of Trust shall be an annual fee in the amount of $.0065 per Unit, calculated based on the largest number of Units outstanding during the calendar year (such annual fee to be pro rated for any calendar year in which the Trustee provides services during less than the whole of such year). However, in no event, except as may otherwise be provided in the Standard Terms and Conditions of Trust, shall the Trustee receive compensation in any one year from any Trust of less than $2,000 for such annual compensation.

I.The Initial Date of Deposit for the Trust is December 30, 1999.

J.The minimum amount of Securities to be sold by the Trustee pursuant to
Section 5.02 of the Indenture for the redemption of Units shall be 100 shares.

K. The Depositor's compensation for providing bookkeeping and other administrative services as described in Section 3.14 of the Standard Terms and Conditions of Trust shall be an annual fee in the amount of $.0010 per Unit.

L.Notwithstanding anything to the contrary in the Standard Terms and Conditions of Trust, the Depositor will bear Annual Trust Operating Expenses of the Trust in excess of $.0224

PART II

SPECIAL TERMS AND CONDITIONS OF TRUST

FOR THE S&P TARGET 10 PORTFOLIO, QUALIFIED 2000 SERIES

("S&P TARGET 10 TRUST")

The following special terms and conditions are hereby agreed to:

A.The Securities initially deposited in the Trust pursuant to Section
2.01 of the Standard Terms and Conditions of Trust are set forth in the Schedules hereto.

B.The aggregate number of Units outstanding for the Trust on the Initial Date of Deposit and the initial fractional undivided interest in and ownership of the Trust represented by each Unit thereof are set forth in the Prospectus in the section "Summary of Essential Information."

Documents representing this number of Units for the Trust are being delivered by the Trustee to the Depositor pursuant to Section 2.03 of the Standard Terms and Conditions of Trust.

C.The Percentage Ratio on the Initial Date of Deposit is as set forth in the Prospectus under "Schedule of Investments."

D.The Depositor may declare such special Record Dates as it determines to be necessary in light of any extraordinary event affecting the Securities in the Trust. In the absence of such special distribution, no distributions shall be made to Unitholders prior to the distribution on termination of the Trust and liquidation of its assets.

E.The Depositor may declare such special Distribution Dates as it determines to be necessary in light of any extraordinary event affecting the Securities in the Trust. In the absence of such special distribution, no distributions shall be made to Unitholders prior to the distribution on termination of the Trust and liquidation of its assets.

F.The Mandatory Termination Date for the Trust shall be as set forth in the Prospectus under "Summary of Essential Information."

G.The Evaluator's compensation as referred to in Section 4.03 of the Standard Terms and Conditions of Trust shall be an annual fee in the amount of $.0025 per Unit, calculated based on the largest number of Units outstanding during the period for which the compensation is paid (such annual fee to be pro rated for any calendar year in which the Evaluator provides services during less than the whole of such year). Such fee may exceed the actual cost of providing such evaluation services for the Trust, but at no time will the total amount received for evaluation services rendered to unit investment trusts of which Nike Securities L.P. is the sponsor in any calendar year exceed the aggregate cost to the Evaluator of supplying such services in such year.

H.The Trustee's Compensation Rate pursuant to Section 6.04 of the Standard Terms and Conditions of Trust shall be an annual fee in the amount of $.0065 per Unit, calculated based on the largest number of Units outstanding during the calendar year (such annual fee to be pro rated for any calendar year in which the Trustee provides services during less than the whole of such year). However, in no event, except as may otherwise be provided in the Standard Terms and Conditions of Trust, shall the Trustee receive compensation in any one year from any Trust of less than $2,000 for such annual compensation.

I.The Initial Date of Deposit for the Trust is December 30, 1999.

J.The minimum amount of Securities to be sold by the Trustee pursuant to
Section 5.02 of the Indenture for the redemption of Units shall be 100 shares.

K. The Depositor's compensation for providing bookkeeping and other administrative services as described in Section 3.14 of the Standard Terms and Conditions of Trust shall be an annual fee in the amount of $.0010 per Unit.

L.Notwithstanding anything to the contrary in the Standard Terms and Conditions of Trust, the Depositor will bear Annual Trust Operating Expenses of the Trust in excess of $.0234

PART III

A.Notwithstanding anything to the contrary in the Standard Terms and Conditions of Trust, references to subsequent Series established after the date of effectiveness of the First Trust Special Situations Trust, Series 24 shall include FT 331.

B.Notwithstanding anything to the contrary in the Prospectus, parties to the Trust Agreement are hereby advised:

The Trusts are not sponsored, endorsed, sold or promoted by Dow Jones & Company, Inc. ("Dow Jones"). Dow Jones makes no representation or warranty, express or implied, to the owners of the Trusts or any member of the public regarding the advisability of investing in securities generally or in the Trusts particularly. Dow Jones' only relationship to the Sponsor is the licensing of certain trademarks, trade names and service marks of Dow Jones and of the Dow Jones Industrial Average(SM), which is determined, composed and calculated by Dow Jones without regard to the Sponsor or the Trusts. Dow Jones has no obligation to take the needs of the Sponsor or the owners of the Trusts into consideration in determining, composing or calculating to Dow Jones Industrial Average(SM). Dow Jones is not responsible for and has not participated in the determination of the timing of, prices at, or quantities of the Trusts to be issued or in the determination or calculation of the equation by which the Trusts are to be converted into cash. Dow Jones has no obligation or liability in connection with the administration, marketing or trading of the Trusts.

DOW JONES DOES NOT GUARANTEE THE ACCURACY AND/OR THE COMPLETENESS OF THE DOW JONES INDUSTRIAL AVERAGE(SM) OR ANY DATA INCLUDED THEREIN AND DOW JONES SHALL HAVE NO LIABILITY FOR ANY ERRORS, OMISSIONS, OR INTERRUPTIONS THEREIN. DOW JONES MAKES NO WARRANTY, EXPRESS OR IMPLIED, AS TO RESULTS TO BE OBTAINED BY THE SPONSOR, OWNERS OF THE TRUSTS, OR ANY OTHER PERSON OR ENTITY FROM THE USE OF THE DOW JONES INDUSTRIAL AVERAGE(SM) OR ANY DATA INCLUDED THEREIN. DOW JONES MAKES NO EXPRESS OR IMPLIED WARRANTIES, AND EXPRESSLY DISCLAIMS ALL WARRANTIES, OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE WITH RESPECT TO THE DOW JONES INDUSTRIAL AVERAGE(SM) OR ANY DATA INCLUDED THEREIN. WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT SHALL DOW JONES HAVE ANY LIABILITY FOR ANY LOST PROFITS OR INDIRECT, PUNITIVE, SPECIAL OR CONSEQUENTIAL DAMAGES, EVEN IF NOTIFIED OF THE POSSIBILITY THEREOF.

C.The term "Principal Account" as set forth in the Standard Terms and Conditions of Trust shall be replaced with the term "Capital Account."

D.Section 1.01(2) shall be amended to read as follows:

"(2)"Trustee" shall mean The Chase Manhattan Bank, or any successor trustee appointed as hereinafter provided."

All references to United States Trust Company of New York in the
Standard Terms and Conditions of Trust shall be amended to refer to The Chase Manhattan Bank.

E.Section 1.01(3) shall be amended to read as follows:

"(3) "Evaluator" shall mean First Trust Advisors L.P. and its successors in interest, or any successor evaluator appointed as hereinafter provided."

F.Section 1.01(4) shall be amended to read as follows:

"(4) "Portfolio Supervisor" shall mean First Trust Advisors L.P. and its successors in interest, or any successor portfolio supervisor appointed as hereinafter provided."

G.Section 1.01(26) shall be added to read as follows:

"(26)  The term "Rollover Unit holder" shall be defined as set forth in
Section 5.05, herein."

H.Section 1.01(27) shall be added to read as follows:

"(27) The "Rollover Notification Date" shall be defined as the Mandatory Termination Date."

I.Section 1.01(28) shall be added to read as follows:

"(28)  The term "Rollover Distribution" shall be defined as set forth in
Section 5.05, herein."

J.Section 1.01(29) shall be added to read as follows:

"(29) The term "Distribution Agent" shall refer to the Trustee acting in its capacity as distribution agent pursuant to Section 5.05 herein."

K.Section 1.01(30) shall be added to read as follows:

"(30) The term "Special Redemption and Liquidation Period" shall be defined as the Mandatory Termination Date."

L.Paragraph (b) of Section 2.01 shall be restated in its entirety as follows:

(b)(1)From time to time following the Initial Date of Deposit, the Depositor is hereby authorized, in its discretion, to assign, convey to and deposit with the Trustee (i) additional Securities, duly endorsed in blank or accompanied by all necessary instruments of assignment and transfer in proper form, (ii) Contract Obligations relating to such additional Securities, accompanied by cash and/or Letter(s) of Credit as specified in paragraph (c) of this Section 2.01, or (iii) cash (or a Letter of Credit in lieu of cash) with instructions to purchase additional Securities, in an amount equal to the portion of the Unit Value of the Units created by such deposit attributable to the Securities to be purchased pursuant to such instructions. Except as provided in the following subparagraphs (2), (3) and (4) the Depositor, in each case, shall ensure that each deposit of additional Securities pursuant to this Section shall maintain, as nearly as practicable, the Percentage Ratio. Each such deposit of additional Securities shall be made pursuant to a Notice of Deposit of Additional Securities delivered by the Depositor to the Trustee. Instructions to purchase additional Securities shall be in writing, and shall specify the name of the Security, CUSIP number, if any, aggregate amount, price or price range and date to be purchased. When requested by the Trustee, the Depositor shall act as broker to execute purchases in accordance with such instructions; the Depositor shall be entitled to compensation therefor in accordance with applicable law and regulations. The Trustee shall have no liability for any loss or depreciation resulting from any purchase made pursuant to the Depositor's instructions or made by the Depositor as broker.

(2)Additional Securities (or Contract Obligations therefor) may, at the Depositor's discretion, be deposited or purchased in round lots. If the amount of the deposit is insufficient to acquire round lots of each Security to be acquired, the additional Securities shall be deposited or purchased in the order of the Security in the Trust most under-represented immediately before the deposit with respect to the Percentage Ratio.

(3)If at the time of a deposit of additional Securities, Securities of an issue deposited on the Initial Date of Deposit (or of an issue of Replacement Securities acquired to replace an issue deposited on the Initial Date of Deposit) are unavailable, cannot be purchased at reasonable prices or their purchase is prohibited or restricted by applicable law, regulation or policies, the Depositor may (i) deposit, or instruct the Trustee to purchase, in lieu thereof, another issue of Securities or Replacement Securities or (ii) deposit cash or a letter of credit in an amount equal to the valuation of the issue of Securities whose acquisition is not feasible with instructions to acquire such Securities of such issue when they become available.

(4)Any contrary authorization in the preceding subparagraphs (1) through
(3) notwithstanding, deposits of additional Securities made after the 90-day period immediately following the Initial Date of Deposit (except for deposits made to replace Failed Contract Obligations if such deposits occur within 20 days from the date of a failure occurring within such initial 90-day period) shall maintain exactly the Percentage Ratio existing immediately prior to such deposit.

(5)In connection with and at the time of any deposit of additional Securities pursuant to this Section 2.01(b), the Depositor shall exactly replicate Cash (as defined below) received or receivable by the Trust as of the date of such deposit. For purposes of this paragraph, "Cash" means, as to the Capital Account, cash or other property (other than Securities) on hand in the Capital Account or receivable and to be credited to the Capital Account as of the date of the deposit (other than amounts to be distributed solely to persons other than holders of Units created by the deposit) and, as to the Income Account, cash or other property (other than Securities) received by the Trust as of the date of the deposit or receivable by the Trust in respect of a record date for a payment on a Security which has occurred or will occur before the Trust will be the holder of record of a Security, reduced by the amount of any cash or other property received or receivable on any Security allocable (in accordance with the Trustee's calculations of distributions from the Income Account pursuant to Section 3.05) to a distribution made or to be made in respect of a Record Date occurring prior to the deposit. Such replication will be made on the basis of a fraction, the numerator of which is the number of Units created by the deposit and the denominator of which is the number of Units which are outstanding immediately prior to the deposit. Cash represented by a foreign currency shall be replicated in such currency or, if the Trustee has entered into a contract for the conversion thereof, in U.S. dollars in an amount replicating the dollars to be received on such conversion."

M.The following shall be added immediately following the first sentence of paragraph (c) of Section 2.01:

"The Trustee may allow the Depositor to substitute for any Letter(s) of Credit deposited with the Trustee in connection with the deposits described in Section 2.01(a) and (b) cash in an amount sufficient to satisfy the obligations to which the Letter(s) of Credit relates. Any substituted Letter(s) of Credit shall be released by the Trustee."

N.Section 2.01(c) of the Standard Terms and Conditions of Trust is hereby amended by adding the following at the conclusion thereof:

"If any Contract Obligation requires settlement in a foreign currency, in connection with the deposit of such Contract Obligation the Depositor will deposit with the Trustee either an amount of such currency sufficient to settle the contract or a foreign exchange contract in such amount which settles concurrently with the settlement of the Contract Obligation and cash or a Letter of Credit in U.S. dollars sufficient to perform such foreign exchange contact."

O.Section 3.01 of the Standard Terms and Conditions of Trust shall be replaced in its entirety with the following:

"Section 3.01. Initial Cost. Subject to reimbursement as hereinafter provided, the cost of organizing the Trust and the sale of the Trust Units shall be borne by the Depositor, provided, however, that the liability on the part of the Depositor under this section shall not include any fees or other expenses incurred in connection with the administration of the Trust subsequent to the deposit referred to in
Section 2.01. At the earlier of six months after the Initial Date of Deposit or the conclusion of the primary offering period (as certified by the Depositor to the Trustee), the Trustee shall withdraw from the Account or Accounts specified in the Prospectus or, if no Account is therein specified, from the Capital Account, and pay to the Depositor the Depositor's reimbursable expenses of organizing the Trust in an amount certified to the Trustee by the Depositor. In no event shall the amount paid by the Trustee to the Depositor for the Depositor's reimbursable expenses of organizing the Trust exceed the estimated per Unit amount of organization costs set forth in the Prospectus for the Trust multiplied by the number of Units of the Trust outstanding at the earlier of six months after the Initial Date of Deposit or the conclusion of the primary offering period; nor shall the Depositor be entitled to or request reimbursement for expenses of organizing the Trust incurred after the earlier of six months after the Initial Date of Deposit or the conclusion of the primary offering period. If the cash balance of the Capital Account is insufficient to make such withdrawal, the Trustee shall, as directed by the Depositor, sell Securities identified by the Depositor, or distribute to the Depositor Securities having a value, as determined under Section 4.01 as of the date of distribution, sufficient for such reimbursement. Securities sold or distributed to the Depositor to reimburse the Depositor pursuant to this Section shall be sold or distributed by the Trustee, to extent practicable, in the percentage ratio then existing. The reimbursement provided for in this section shall be for the account of the Unit holders of record at the earlier of six months after the Initial Date of Deposit or the conclusion of the primary offering period. Any assets deposited with the Trustee in respect of the expenses reimbursable under this Section 3.01 shall be held and administered as assets of the Trust for all purposes hereunder. The Depositor shall deliver to the Trustee any cash identified in the Statement of Net Assets of the Trust included in the Prospectus not later than the expiration of the Delivery Period and the Depositor's obligation to make such delivery shall be secured by the letter of credit deposited pursuant to Section 2.01. Any cash which the Depositor has identified as to be used for reimbursement of expenses pursuant to this Section 3.01 shall be held by the Trustee, without interest, and reserved for such purpose and, accordingly, prior to the earlier of six months after the Initial Date of Deposit or the conclusion of the primary offering period, shall not be subject to distribution or, unless the Depositor otherwise directs, used for payment of redemptions in excess of the per Unit amount payable pursuant to the next sentence. If a Unit holder redeems Units prior to the earlier of six months after the Initial Date of Deposit or the conclusion of the primary offering period, the Trustee shall pay to the Unit holder, in addition to the Redemption Value of the tendered Units, unless otherwise directed by the Depositor, an amount equal to the estimated per Unit cost of organizing the Trust set forth in the Prospectus, or such lower revision thereof most recently communicated to the Trustee by the Depositor pursuant to Section 5.01, multiplied by the number of Units tendered for redemption; to the extent the cash on hand in the Trust is insufficient for such payment, the Trustee shall have the power to sell Securities in accordance with Section 5.02. As used herein, the Depositor's reimbursable expenses of organizing the Trust shall include the cost of the initial preparation and typesetting of the registration statement, prospectuses (including preliminary prospectuses), the indenture, and other documents relating to the Trust, SEC and state blue sky registration fees, the cost of the initial valuation of the portfolio and audit of the Trust, the initial fees and expenses of the Trustee, and legal and other out-of-pocket expenses related thereto, but not including the expenses incurred in the printing of preliminary prospectuses and prospectuses, expenses incurred in the preparation and printing of brochures and other advertising materials and any other selling expenses.

P.The second paragraph of Section 3.02 of the Standard Terms and Conditions is hereby deleted and replaced with the following sentence:

"Any non-cash distributions (other than a non-taxable distribution of the shares of the distributing corporation which shall be retained by a Trust) received by a Trust shall be dealt with in the manner described at Section 3.11, herein, and shall be retained or disposed of by such Trust according to those provisions. The proceeds of any disposition shall be credited to the Income Account of a Trust. Neither the Trustee nor the Depositor shall be liable or responsible in any way for depreciation or loss incurred by reason of any such sale."

Q.Section 3.05.II(a) of the Standard Terms and Conditions of Trust is hereby amended to read in its entirety as follows:

"II.(a) On each Distribution Date, the Trustee shall distribute to each Unit holder of record at the close of business on the Record Date immediately preceding such Distribution Date an amount per Unit equal to such Unit holder's Income Distribution (as defined below), plus such Unit holder's pro rata share of the balance of the Capital Account (except for monies on deposit therein required to purchase Contract Obligations) computed as of the close of business on such Record Date after deduction of any amounts provided in Subsection I, provided, however, that the Trustee shall not be required to make a distribution from the Capital Account unless the amount available for distribution shall equal $1.00 per 100 Units.

All distributions shall be made by check mailed to the post office address of the Unit holder as it appears on the registration books of the Trustee."

R.Section 3.05.II(b) of the Standard Terms and Conditions of Trust is hereby amended to read in its entirety as follows:

"II.(b) For purposes of this Section 3.05, the Unit holder's Income Distribution shall be equal to such Unit holder's pro rata share of the cash balance in the Income Account computed as of the close of business on the Record Date immediately preceding such Income Distribution after deduction of (i) the fees and expenses then deductible pursuant to
Section 3.05.I. and (ii) the Trustee's estimate of other expenses properly chargeable to the Income Account pursuant to the Indenture which have accrued, as of such Record Date, or are otherwise properly attributable to the period to which such Income Distribution relates."

S.Paragraph (c) of Subsection II of Section 3.05 of the Standard Terms and Conditions of Trust is hereby amended to read as follows:

"On each Distribution Date the Trustee shall distribute to each Unit holder of record at the close of business on the Record Date immediately preceding such Distribution Date an amount per Unit equal to such Unit holder's pro rata share of the balance of the Capital Account (except for monies on deposit therein required to purchase Contract Obligations) computed as of the close of business on such Record Date after deduction of any amounts provided in Subsection I."

T.Section 3.05 of Article III of the Standard Terms and Conditions of Trust is hereby amended to include the following subsection:

"Section 3.05.I.(e)deduct from the Income Account or, to the extent funds are not available in such Account, from the Capital Account and pay to the Depositor the amount that it is entitled to receive pursuant to Section 3.14."

U.Section 3.11 of the Standard Terms and Conditions of Trust is hereby deleted in its entirety and replaced with the following language:

"Section 3.11. Notice to Depositor.

In the event that the Trustee shall have been notified at any time of any action to be taken or proposed to be taken by at least a legally required number of holders of any Securities deposited in a Trust, the Trustee shall take such action or omit from taking any action, as appropriate, so as to insure that the Securities are voted as closely as possible in the same manner and the same general proportion as are the Securities held by owners other than such Trust.

In the event that an offer by the issuer of any of the Securities or any other party shall be made to issue new securities, or to exchange securities, for Trust Securities, the Trustee shall reject such offer. However, should any issuance, exchange or substitution be effected notwithstanding such rejection or without an initial offer, any securities, cash and/or property received shall be deposited hereunder and shall be promptly sold, if securities or property, by the Trustee pursuant to the Depositor's direction, unless the Depositor advises the Trustee to keep such securities or property. The Depositor may rely on the Portfolio Supervisor in so advising the Trustee. The cash received in such exchange and cash proceeds of any such sales shall be distributed to Unit holders on the next distribution date in the manner set forth in Section 3.05 regarding distributions from the Capital Account. The Trustee shall not be liable or responsible in any way for depreciation or loss incurred by reason of any such sale.

Neither the Depositor nor the Trustee shall be liable to any person for any action or failure to take action pursuant to the terms of this
Section 3.11.

Whenever new securities or property is received and retained by a Trust pursuant to this Section 3.11, the Trustee shall provide to all Unit holders of such Trust notices of such acquisition in the Trustee's annual report unless prior notice is directed by the Depositor."

V.The first sentence of Section 3.13. shall be amended to read as follows:

"As compensation for providing supervisory portfolio services under this Indenture, the Portfolio Supervisor shall receive, in arrears, against a statement or statements therefor submitted to the Trustee monthly or annually an aggregate annual fee in the amount of $.0025 per Unit, calculated based on the largest number of Units outstanding during the period for which the compensation is paid (such annual fee to be pro rated for any calendar year in which the Portfolio Supervisor provides services during less than the whole of such year). Such fee may exceed the actual cost of providing such portfolio supervision services for the Trust, but at no time will the total amount received for portfolio supervision services rendered to unit investment trusts of which Nike Securities L.P. is the sponsor in any calendar year exceed the aggregate cost to the Portfolio Supervisor of supplying such services in such year."

W.Article III of the Standard Terms and Conditions of Trust is hereby amended by inserting the following paragraphs which shall be entitled
Section 3.14.:

"Section 3.14.Bookkeeping and Administrative Expenses. As compensation for providing bookkeeping and other administrative services of a character described in Section 26(a)(2)(C) of the Investment
Company Act of 1940 to the extent such services are in addition to, and do not duplicate, the services to be provided hereunder by the Trustee or the Portfolio Supervisor, the Depositor shall receive against a statement or statements therefor submitted to the Trustee monthly or annually an aggregate annual fee in the per Unit amount set forth in
Part II of the Trust Agreement, calculated based on the largest number of Units outstanding during the period for which the compensation is paid (such annual fee to be pro rated for any calendar year in which the Depositor provides services during less than the whole of such year). Such fee may exceed the actual cost of providing such bookkeeping and administrative services for the Trust, but at not time will the total amount received for bookkeeping and administrative services rendered to unit investment trusts of which Nike Securities L.P. is the sponsor in any calendar year exceed the aggregate cost to the Depositor of supplying such services in such year. Such compensation may, from time to time, be adjusted provided that the total adjustment upward does not, at the time of such adjustment, exceed the percentage of the total increase, after the date hereof, in consumer prices for services as measured by the United States Department of Labor consumer Price Index entitled "All Services Less Rent of Shelter" or similar index, if such index should no longer be published. The consent or concurrence of any Unit holder hereunder shall not be required for any such adjustment or increase. Such compensation shall be paid by the Trustee, upon receipt of an invoice therefor from the Depositor, upon which, as to the cost incurred by the Depositor of providing services hereunder the Trustee may rely, and shall be charged against the Income and Capital Accounts on or before the Distribution Date following the Monthly Record Date on which such period terminates. The Trustee shall have no liability to any Certificateholder or other person for any payment made in good faith pursuant to this Section.

If the cash balance in the Income and Capital Accounts shall be insufficient to provide for amounts payable pursuant to this Section 3.14, the Trustee shall have the power to sell (i) Securities from the current list of Securities designated to be sold pursuant to Section
5.02 hereof, or (ii) if no such Securities have been so designated, such Securities as the Trustee may see fit to sell in its own discretion, and to apply the proceeds of any such sale in payment of the amounts payable pursuant to this Section 3.14.

Any moneys payable to the Depositor pursuant to this Section 3.14 shall be secured by a prior lien on the Trust Fund except that no such lien shall be prior to any lien in favor of the Trustee under the provisions of Section 6.04 herein."

X.Article III of the Standard Terms and Conditions of Trust is hereby amended by inserting the following paragraph which shall be entitled
Section 3.15:

"Section 3.15. Deferred Sales Charge. If the prospectus related to the Trust specifies a deferred sales charge, the Trustee shall, on the dates specified in and as permitted by such Prospectus (the "Deferred Sales Charge Payment Dates"), withdraw from the Capital Account, an amount per Unit specified in such Prospectus and credit such amount to a special non-Trust account designated by the Depositor out of which the deferred sales charge will be distributed to or on the order of the Depositor on such Deferred Sales Charge Payment Dates (the "Deferred Sales Charge Account"). If the balance in the Capital Account is insufficient to make such withdrawal, the Trustee shall, as directed by the Depositor, advance funds in an amount required to fund the proposed withdrawal and be entitled to reimbursement of such advance upon the deposit of additional monies in the Capital Account, and/or sell Securities and credit the proceeds thereof to the Deferred Sales Charge Account, provided, however, that the aggregate amount advanced by the Trustee at any time for payment of the deferred sales charge shall not exceed $15,000. Such direction shall, if the Trustee is directed to sell a Security, identify the Security to be sold and include instructions as to the execution of such sale. In the absence of such direction by the Depositor, the Trustee shall sell Securities sufficient to pay the deferred sales charge (and any unreimbursed advance then outstanding) in full, and shall select Securities to be sold in such manner as will maintain (to the extent practicable) the relative proportion of number of shares of each Security then held. The proceeds of such sales, less any amounts paid to the Trustee in reimbursement of its advances, shall be credited to the Deferred Sales Charge Account. If a Unit holder redeems Units prior to full payment of the deferred sales charge, the Trustee shall, if so provided in the related Prospectus, on the Redemption Date, withhold from the Redemption Price payable to such Unit holder an amount equal to the unpaid portion of the deferred sales charge and distribute such amount to the Deferred Sales Charge Account. If the Trust is terminated for reasons other than that set forth in
Section 6.01(g), the Trustee shall, if so provided in the related Prospectus, on the termination of the Trust, withhold from the proceeds payable to Unit holders an amount equal to the unpaid portion of the deferred sales charge and distribute such amount to the Deferred Sales Charge Account. If the Trust is terminated pursuant to Section 6.01(g), the Trustee shall not withhold from the proceeds payable to Unit holders any amounts of unpaid deferred sales charges. If pursuant to Section
5.02 hereof, the Depositor shall purchase a Unit tendered for redemption prior to the payment in full of the deferred sales charge due on the tendered Unit, the Depositor shall pay to the Unit holder the amount specified under Section 5.02 less the unpaid portion of the deferred sales charge. All advances made by the Trustee pursuant to this Section shall be secured by a lien on the Trust prior to the interest of the Unit holders."

Y.Notwithstanding anything to the contrary in Sections 3.15 and 4.05 of the Standard Terms and Conditions of Trust, so long as Nike Securities L.P. is acting as Depositor, the Trustee shall have no power to remove the Portfolio Supervisor.

Z.Article III of the Standard Terms and Conditions of Trust is hereby amended by adding the following new Section 3.16:

"Section 3.16. Foreign Currency Exchange. Unless the Depositor shall otherwise direct, whenever funds are received by the Trustee in foreign currency, upon the receipt thereof or, if such funds are to be received in respect of a sale of Securities, concurrently with the contract of the sale for the Security (in the latter case the foreign exchange contract to have a settlement date coincident with the relevant contract of sale for the Security), the Trustee shall enter into a foreign exchange contract for the conversion of such funds to U.S. dollars pursuant to the instruction of the Depositor. The Trustee shall have no liability for any loss or depreciation resulting from action taken pursuant to such instruction."

AA.Article IV, Section 4.01 of the Standard Terms and Conditions of Trust is hereby amended in the following manner:

1.Section 4.01(b) is hereby amended by deleting that portion of the first sentence appearing after the colon and the entire second sentence and replacing them in their entirety with the following:

"if the Securities are listed on a national or foreign securities exchange or The Nasdaq Stock Market, such Evaluation shall generally be based on the closing sale price on the exchange or system which is the principal market therefor, which shall be deemed to be the New York Stock Exchange if the Securities are listed thereon (unless the Evaluator deems such price inappropriate as a basis for evaluation), or if there is no closing sale price on such exchange or system, at the closing ask prices. If the Securities are not so listed or, if so listed and the principal market therefor is other than on an exchange, the evaluation shall generally be based on the current ask price on the over-the-counter market (unless it is determined that these prices are inappropriate as a basis for evaluation). If current ask prices are unavailable, the evaluation is generally determined (a) on the basis of current ask prices for comparable securities, (b) by appraising the value of the Securities on the ask side of the market or (c) any combination of the above. If such prices are in a currency other than U.S. dollars, the Evaluation of such Security shall be converted to U.S. dollars based on current offering side exchange rates, unless the Security is in the form of an American Depositary Share or Receipt, in which case the Evaluations shall be based upon the U.S. dollar prices in the market for American Depositary Shares or Receipts (unless the Evaluator deems such prices inappropriate as a basis for valuation). As used herein, the closing sale price is deemed to mean the most recent closing sale price on the relevant securities exchange immediately prior to the Evaluation time."

2.Section 4.01(c) is hereby deleted and replaced in its entirety with the following:

"(c)After the initial offering period and both during and after the initial offering period, for purposes of the Trust Fund Evaluations required by Section 5.01 in determining Redemption Value and Unit Value, Evaluation of the Securities shall be made in the manner described in
Section 4.01(b), on the basis of current bid prices for Zero Coupon Obligations (if any),the bid side value of the relevant currency exchange rate expressed in U.S. dollars and, except in those cases in which the Equity Securities are listed on a national or foreign securities exchange or The Nasdaq Stock Market and the closing sale prices are utilized, on the basis of the current bid prices of the Equity Securities. In addition, the Evaluator shall reduce the Evaluation of each Security by the amount of any liquidation costs (other than brokerage costs incurred on any national securities exchange) and any capital gains or other taxes which would be incurred by the Trust upon the sale of such Security, such taxes being computed as if the Security were sold on the date of the Evaluation."

BB.The first sentence of Section 4.03. shall be amended to read as follows:

"As compensation for providing evaluation services under this Indenture, the Evaluator shall receive, in arrears, against a statement or statements therefor submitted to the Trustee monthly or annually an aggregate annual fee equal to the amount specified as compensation for the Evaluator in the Trust Agreement, calculated based on the largest number of Units outstanding during the period for which the compensation is paid (such annual fee to be pro rated for any calendar year in which the Evaluator provides services during less than the whole of such year). Such compensation may, from time to time, be adjusted provided that the total adjustment upward does not, at the time of such adjustment, exceed the percentage of the total increase, after the date hereof, in consumer prices for services as measured by the United States Department of Labor Consumer Price Index entitled "All Services Less Rent of Shelter" or similar index, if such index should no longer be published. The consent or concurrence of any Unit holder hereunder shall not be required for any such adjustment or increase. Such compensation shall be paid by the Trustee, upon receipt of invoice therefor from the Evaluator, upon which, as to the cost incurred by the Evaluator of providing services hereunder the Trustee may rely, and shall be charged against the Income and/or Capital Accounts, in accordance with Section 3.05."

CC.Section 5.01 is hereby amended to add the following at the conclusion of the first paragraph thereof:

"For the purpose of calculating the accrual of fees computed on the largest number of Units outstanding, the Depositor shall provide the Trustee with estimates of such number of Units for the relevant periods.
 Amounts receivable by the Trust in a foreign currency shall be reported to the Evaluator who shall convert the same to U.S. dollars based on current exchange rates, in the same manner as provided in Section 4.01(b) or 4.01(c), as applicable, for the conversion of the valuation of foreign Equity Securities, and the Evaluator shall report such conversion with each Evaluation made pursuant to Section 4.01."

DD.Section 5.01 of the Standard Terms and Conditions of Trust shall be amended as follows:

(i)The second sentence of the first paragraph of Section 5.01 shall be amended by deleting the phrase "and (iii)" and adding the following "(iii) amounts representing unpaid accrued organization costs, and (iv)" ; and

(ii) The following text shall immediately precede the last sentence of the first paragraph of Section 5.01:

"Prior to the payment to the Depositor of its reimbursable organization costs to be made at the earlier of six months after the Initial Date of Deposit or the conclusion of the primary offering period in accordance with Section 3.01, for purposes of determining the Trust Fund Evaluation under this Section 5.01, the Trustee shall rely upon the amounts representing unpaid accrued organization costs in the estimated amount per Unit set forth in the Prospectus until such time as the Depositor notifies the Trustee in writing of a revised estimated amount per Unit representing unpaid accrued organization costs. Upon receipt of such notice, the Trustee shall use this revised estimated amount per Unit representing unpaid accrued organization costs in determining the Trust Fund Evaluation but such revision of the estimated expenses shall not effect calculations made prior thereto and no adjustment shall be made in respect thereof."

EE.Section 5.02 of the Standard Terms and Conditions of Trust is amended by adding the following after the second paragraph of such section:

"Notwithstanding anything herein to the contrary, in the event that any tender of Units pursuant to this Section 5.02 would result in the disposition by the Trustee of less than a whole Security, the Trustee shall distribute cash in lieu thereof and sell such Securities as directed by the Sponsors as required to make such cash available.

If provided for in the prospectus, Unit holders of the Trusts may redeem 1,000 Units or more of such Trust and request a distribution in kind of
(i) such Unit holder's pro rata portion of each of the Securities in such Trust, in whole shares, and (ii) cash equal to such Unit holder's pro rata portion of the Income and Capital Accounts as follows: (x) a pro rata portion of the net proceeds of sale of the Securities representing any fractional shares included in such Unit holder's pro rata share of the Securities and (y) such other cash as may properly be included in such Unit holder's pro rata share of the sum of the cash balances of the Income and Principal Accounts in an amount equal to the Unit Value determined on the basis of a Trust Fund Evaluation made in accordance with Section 5.01 determined by the Trustee on the date of tender less amounts determined in clauses (i) and (ii)(x) of this Section. Subject to Section 5.05 with respect to Rollover Unit holders, to the extent possible, distributions of Securities pursuant to an in kind redemption of Units shall be made by the Trustee through the distribution of each of the Securities in book-entry form to the account of the Unit holder's bank or broker-dealer at the Depository Trust Company. Any distribution in kind will be reduced by customary transfer and registration charges."

FF.The following Section 5.05 shall be added:

"Section 5.05. Rollover of Units. (a) If the Depositor shall offer a subsequent series of the DART 5 Trust, the DART 10 Trust, the Global Target 15 Trust, The S&P Target 10 Trust, or The Nasdaq Target 15 Trust (the "New Series"), the Trustee shall, at the Depositor's sole cost and expense, include in the notice sent to Unit holders specified in Section
8.02 a form of election whereby Unit holders, whose redemption distribution would be in an amount sufficient to purchase at least one Unit of the New Series, may elect to have their Unit(s) redeemed in kind in the manner provided in Section 5.02, the Securities included in the redemption distribution sold, and the cash proceeds applied by the Distribution Agent to purchase Units of a New Series, all as hereinafter provided. The Trustee shall honor properly completed election forms returned to the Trustee, accompanied by any Certificate evidencing Units tendered for redemption or a properly completed redemption request with respect to uncertificated Units, by its close of business on the Rollover Notification Date. The notice and form of election to be sent to Unit holders in respect of any redemption and purchase of Units of a New Series as provided in this section shall be in such form and shall be sent at such time or times as the Depositor shall direct the Trustee in writing and the Trustee shall have no responsibility therefor. The Distribution Agent acts solely as disbursing agent in connection with purchases of Units pursuant to this Section and nothing herein shall be deemed to constitute the Distribution Agent a broker in such transactions.

All Units so tendered by a Unit holder (a "Rollover Unit holder") shall be redeemed and cancelled during the Special Redemption and Liquidation Period on such date or dates specified by the Depositor. Subject to payment by such Rollover Unit holder of any tax or other governmental charges which may be imposed thereon, such redemption is to be made in kind pursuant to Section 5.02 by distribution of cash and/or Securities to the Distribution Agent on the redemption date equal to the net asset value (determined on the basis of the Trust Fund Evaluation as of the redemption date in accordance with Section 4.01) multiplied by the number of Units being redeemed (herein called the "Rollover Distribution"). Any Securities that are made part of the Rollover Distribution shall be valued for purposes of the redemption distribution as of the redemption date.

All Securities included in a Unit holder's Rollover Distribution shall be sold by the Distribution Agent during the Special Redemption and Liquidation Period specified in the Prospectus pursuant to the Depositor's direction, and the Distribution Agent shall, unless directed otherwise by the Depositor, employ the Depositor as broker in connection with such sales. For such brokerage services, the Depositor shall be entitled to compensation at its customary rates, provided however, that its compensation shall not exceed the amount authorized by applicable securities laws and regulations. The Depositor shall direct that sales be made in accordance with the guidelines set forth in the Prospectus under the heading "Special Redemption, Liquidation and Investment in a New Trust." Should the Depositor fail to provide direction, the Distribution Agent shall sell the Securities in the manner provided in the prospectus. The Distribution Agent shall have no responsibility for any loss or depreciation incurred by reason of any sale made pursuant to this Section.

Upon completion of all sales of Securities included in the Rollover Unit holder's Rollover Distribution, the Distribution Agent shall, as agent for such Rollover Unit holder, enter into a contract with the Depositor to purchase from the Depositor Units of a New Series (if any), at the Depositor's public offering price for such Units on such day, and at such reduced sales charge as shall be described in the prospectus for such Trust. Such contract shall provide for purchase of the maximum number of Units of a New Series whose purchase price is equal to or less than the cash proceeds held by the Distribution Agent for the Unit holder on such day (including therein the proceeds anticipated to be received in respect of Securities traded on such day net of all brokerage fees, governmental charges and any other expenses incurred in connection with such sale), to the extent Units are available for purchase from the Depositor. In the event a sale of Securities included in the Rollover Unit holder's redemption distribution shall not be consummated in accordance with its terms, the Distribution Agent shall apply the cash proceeds held for such Unit holder as of the settlement date for the purchase of Units of a New Series to purchase the maximum number of Units which such cash balance will permit, and the Depositor agrees that the settlement date for Units whose purchase was not consummated as a result of insufficient funds will be extended until cash proceeds from the Rollover Distribution are available in a sufficient amount to settle such purchase. If the Unit holder's Rollover Distribution will produce insufficient cash proceeds to purchase all of the Units of a New Series contracted for, the Depositor agrees that the contract shall be rescinded with respect to the Units as to which there was a cash shortfall without any liability to the Rollover Unit holder or the Distribution Agent. Any cash balance remaining after such purchase shall be distributed within a reasonable time to the Rollover Unit holder by check mailed to the address of such Unit holder on the registration books of the Trustee. Units of a New Series will be uncertificated unless and until the Rollover Unit holder requests a certificate. Any cash held by the Distribution Agent shall be held in a non-interest bearing account which will be of benefit to the Distribution Agent in accordance with normal banking procedures. Neither the Trustee nor the Distribution Agent shall have any responsibility or liability for loss or depreciation resulting from any reinvestment made in accordance with this paragraph, or for any failure to make such reinvestment in the event the Depositor does not make Units available for purchase.

(b)Notwithstanding the foregoing, the Depositor may, in its discretion at any time, decide not to offer any new Trust Series in the future, and if so, this Section 5.05 concerning the Rollover of Units shall be inoperative.

(c)The Distribution Agent shall receive no fees for performing its duties hereunder. The Distribution Agent shall, however, be entitled to receive indemnification and reimbursement from the Trust for any and all expenses and disbursements to the same extent as the Trustee is permitted reimbursement hereunder."

GG.Paragraph (e) of Section 6.01 of Article VI of the Standard Terms and Conditions of Trust is amended to read as follows:

"(e)(I)Subject to the provisions of subparagraphs (II) and (III) of this paragraph, the Trustee may employ agents, sub-custodians, attorneys, accountants and auditors and shall not be answerable for the default or misconduct of any such agents, sub-custodians, attorneys, accountants or auditors if such agents, sub-custodians, attorneys, accountants or auditors shall have been selected with reasonable care. The Trustee shall be fully protected in respect of any action under this Indenture taken or suffered in good faith by the Trustee in accordance with the opinion of counsel, which may be counsel to the Depositor acceptable to the Trustee, provided, however, that this disclaimer of liability shall not (i) excuse the Trustee from the responsibilities specified in subparagraph II below or (ii) limit the obligation of the Trustee to indemnify the Trust under subparagraph III below. The fees and expenses charged by such agents, sub-custodians, attorneys, accountants or auditors shall constitute an expense of the Trust reimbursable from the Income and Capital Accounts of the affected Trust as set forth in section 6.04 hereof.

(II)The Trustee may place and maintain in the care of an eligible foreign custodian (which is employed by the Trustee as a sub-custodian as contemplated by subparagraph (I) of this paragraph (e) and which may be an affiliate or subsidiary of the Trustee or any other entity in which the Trustee may have an ownership Income) the Trust's foreign securities, cash and cash equivalents in amounts reasonably necessary to effect the Trust's foreign securities transactions, provided that the Trustee hereby agrees to perform all the duties assigned by rule 17f-5 as now in effect or as it may be amended in the future, to the boards of management investment companies. The Trustee's duties under the preceding sentence will not be delegated.

As used in this subparagraph (II),

(1)"foreign securities" include: securities issued and sold primarily outside the United States by a foreign government, a national of any foreign country or a corporation or other organization incorporated or organized under the laws of any foreign country and securities issued or guaranteed by the government of the United States or by any state or any political subdivision thereof or by any agency thereof or by any entity organized under the laws of the United States or of any state thereof which have been issued and sold primarily outside the United States.

(2)"eligible foreign custodian" means

(a)The following securities depositories and clearing agencies which operate transnational systems for the central handling of securities or equivalent book entries which, by appropriate exemptive order issued by the Securities and Exchange Commission, have been qualified as eligible foreign custodians for the Trust but only for so long as such exemptive order continues in effect: Morgan Guaranty Trust Company of New York, Brussels, Belgium, in its capacity as operator of the Euroclear System ("Euroclear"), and Cedel Bank S.A. ("CEDEL").

(b)Any other entity that shall have been qualified as an eligible foreign custodian for the foreign securities of the Trust by the Securities and Exchange Commission by exemptive order, rule or other appropriate action, commencing on such date as it shall have been so qualified but only for so long as such exemptive order, rule or other appropriate action continues in effect.

(III)The Trustee will indemnify and hold the Trust harmless from and against any loss occurring as a result of an eligible foreign custodian's willful misfeasance, reckless disregard, bad faith, or gross negligence in performing custodial duties."

HH.Paragraph (g) of Section 6.01 of the Standard Terms and Conditions of Trust is hereby amended by inserting the following after the first word thereof:

"(i) the value of any Trust as shown by an evaluation by the Trustee pursuant to Section 5.01 hereof shall be less than the lower of $2,000,000 or 20% of the total value of Securities deposited in such Trust during the initial offering period, or (ii)"

II .The first sentence of the second paragraph of Section 6.04 shall be amended to include the phrase "license fees, if any," immediately after the reference to legal and auditing expenses.

JJ.The third sentence of paragraph (a) of Section 6.05 of the Standard Terms and Conditions of Trust shall be replaced in its entirety by the following:

"The Depositor may remove the Trustee at any time with or without cause and appoint a successor Trustee by written instrument or instruments delivered not less than sixty days prior to the effective date of such removal and appointment to the Trustee so removed and the successor Trustee."

KK.The first sentence of the fourth paragraph of Section 8.02 of the Standard Terms and Conditions of Trust shall be deleted and replaced with the following:

"Commencing no earlier than nine business days prior to a Trust's
Mandatory Termination Date, the Trustee will liquidate the Securities during such period and in such daily amounts as the Depositor shall direct."

LL.Notwithstanding anything to the contrary in the Indenture, and only for purposes of paying fees and expenses payable to the Sponsor and/or its affiliates which are deductible pursuant to Section 3.05.I. of the Standard Terms and conditions of Trust and the Trustee's estimate of other expenses properly chargeable to the income Account pursuant to the Indenture which have accrued, the Trustee shall treat the fifteenth day of each month as a "Record Date" and the last day of such month as the corresponding "Distribution Date"

MM.Notwithstanding any provision to the contrary in the Standard Terms and Conditions of Trust, Units will be held only in uncertificated form.

NN.Notwithstanding any provision to the contrary in the Standard Terms and Conditions of Trust, the Trustee may deem and treat the Shareholder Servicing Agent as the sole Unit holder for all purposes of the Indenture and shall not be affected by any notice to the contrary.

OO.Section 1.01 of the Standard Terms and Conditions of Trust shall be amended to include the following:

"Section 1.01(31). "Shareholder Servicing Agent" shall mean BISYS Fund Services Ohio, Inc., or any successor shareholder servicing agent appointed as hereinafter provided."

PP.Section 3.05.I. of the Standard Terms and Conditions of Trust shall be amended to include the following at the end of such section:

"(f) deduct from the Income account or, to the extent funds are not available in such Account, from the Capital Account and pay to the Shareholder Servicing Agent the amount that it is entitled to receive pursuant to Section 3.17."

QQ.Article III of the Standard Terms and Conditions of Trust shall be amended to include the following section:

"Section 3.17. Shareholder Servicing Agent. (a) The Shareholder Servicing Agent shall perform all of the duties with respect to recordkeeping of Units and Unit holders, distributions, redemption of Units and communications to and with Unit holders listed below.

(1) The Shareholder Servicing Agent shall keep proper books of record and account of all of the transactions in the Units of each Trust under this Indenture at its corporate office, including a record of the name and address of, and the Units issued by each Trust and held by, every Unit holder, and such books and records of each Trust shall be made available to the Trustee and the Depositor promptly upon request and open to inspection by any Unit holder of such Trust at all reasonable times during usual business hours. Without limiting the foregoing, the Shareholder Servicing Agent shall make any records or documents described in Reg. 270.31(a)-1 under the Investment Company Act of 1940 available promptly to the Trustee and the Depositor upon request during usual business hours and will preserve such records and documents for the periods prescribed in Reg. 270.31(a)-2 thereunder.

(2) The Shareholder Servicing Agent shall distribute on or shortly after the Distribution Dates specified in the Trust Agreement to each Unit holder of record on its books on the Record Date for each such Distribution Date specified in the Trust Agreement such Unit holder's distribution as computed under the Standard Terms and Conditions of Trust.

(3) In connection with such distributions set forth above, the Shareholder Servicing Agent shall furnish a Distribution Statement to Unit holders of record on its books. The content and frequency of such Distribution Statements shall in no respect be less detailed or frequent than that specified in Section 3.06 of the Standard Terms and Conditions of Trust.

(4) The Shareholder Servicing Agent shall transmit to each Unit holder of record any notice or other communication received from the Trustee and shall be solely responsible for soliciting and transmitting to the Trustee any notice required from Unit holders.

(5) For purposes of permitting Unit holders to satisfy any reporting requirements of applicable federal or state tax law, the Shareholder Servicing Agent shall transmit to any Unit holder of record on its books any reports is receives from the Trustee pursuant to Section 4.02 of the Standard Terms and Conditions of Trust.

(6) The Shareholder Servicing Agent shall distribute to redeeming Unit holders of record on its books redemption proceeds it receives pursuant to Section 5.02 of the Standard Terms and Conditions of Trust from the Trustee as the sole record owner of Units on the Trustee's books.

(7) The Shareholder Servicing Agent shall distribute to Unit holders of record on its books a pro rata portion of termination proceeds it receives pursuant to Section 8.02 of the Standard Terms and Conditions of Trust from the Trustee as the sole record owner of Units on the Trustee's books.

(8) In connection with such termination distributions set forth above, the Shareholder Servicing Agent shall furnish a Final Distribution Statement to Unit holders of record on its books. The content of such Final Distribution Statements shall in no respect be less detailed than that specified in Section 8.02 of the Standard Terms and Conditions of Trust.

(9) As requested by the Depositor and/or the Trustee, the Shareholder Servicing Agent shall perform such other functions which, from time to time, are agreed upon by the parties hereto and which may give rise to additional fees.

(b) As compensation for providing the services set forth herein, the Shareholder Servicing Agent shall receive an annual fee of $40,000 per Trust payable in monthly installments, in arrears, on or shortly after the last day of each month commencing on the first such day occurring not earlier than 30 days after the Initial Date of Deposit, provided that the final installment shall be paid on or shortly after the Mandatory Termination Date. The installment payments shall be in the following amounts: (i) the first six monthly payments shall be in the amount of $2916.66, and (ii) the six subsequent payments shall be in the amount of $3,750. The annual fee payable to the Shareholder Servicing Agent shall be prorated for any annual period during which the Shareholder Servicing Agent provides services for less than the whole of any annual period and in such event the monthly installments provided above shall be proportionately reduced. Such compensation may, from time to time, be adjusted by the Depositor provided that the total adjustment upward does not, at the time of such adjustment, exceed the percentage of the total increase, after the date hereof, in consumer prices for services as measured by the United States Department of Labor Consumer Price Index entitled "All Services Less Rent of Shelter" or similar index, if such index should no longer be published. The consent or concurrence of any Unit holder hereunder shall not be required for any such adjustment or increase. In addition, against an itemized invoice therefor submitted to the Trustee on or before each Record Date, the Shareholder Servicing Agent shall be entitled to reimbursement from the Trust for its reasonable expenses and disbursements in carrying out its duties to the Trusts. Such compensation or reimbursement shall be charged against the Income and/or Capital Accounts, in accordance with
Section 3.05 of the Standard Terms and Conditions of Trust.

If the cash balance in the Income and Capital Accounts shall be insufficient to provide for amounts payable pursuant to this Section 3.17, the Trustee shall have the power to sell (i) Securities from the current list of Securities designated to be sold pursuant to Section
5.02 hereof, or (ii) if no such Securities have been so designated, such Securities as the Trustee may see fit to sell in its own discretion, and to apply the proceeds of any such sale in payment of the amounts payable pursuant to this Section 3.17.

All moneys payable to the Shareholder Servicing Agent pursuant to this
Section 3.17 shall be secured by a lien on the Trust prior to the interest of Unit holders, but no such lien shall be prior to any lien in favor of the Trustee under the provisions of Section 6.04 of the Standard Terms and Conditions of Trust.

 (c) The Shareholder Servicing Agent shall be under no liability for any action taken in good faith on any appraisal, paper, order, list, demand, request, consent, affidavit, notice, opinion, direction, evaluation, endorsement, assignment, resolution, draft or other document, whether or not of the same kind, prima facie properly executed, or for the disposition of moneys, pursuant to this Indenture, except by reason of its own negligence, lack of good faith or willful misconduct, provided that the Shareholder Servicing Agent shall not in any event be liable or responsible for any evaluation made by the Evaluator.

(d) Except as the context otherwise requires, the Shareholder Servicing Agent shall be subject to the provisions of Section 4.05 herein in the same manner as it would if it were the Evaluator.

(e) The Shareholder Servicing Agent shall be indemnified ratably by the affected Trust and held harmless against any loss or liability accruing to it without negligence, bad faith or willful misconduct on its part, arising out of or in connection with the operations of this Trust, including the costs and expenses (including counsel fees) of defending itself against any claim of liability in the premises, including without limitation any loss, liability or expense incurred in acting pursuant to written directions to the Shareholder Servicing Agent given by the Trustee or Depositor from time to time in accordance with the provisions of this Indenture or in undertaking actions from time to time which the Shareholder Servicing Agent deems necessary in its discretion to protect the Trust and the rights and interests of the Unit holders pursuant to the terms of this Indenture.

 (f) The Shareholder Servicing Agent shall conduct its operations in a manner that is compatible with the current operational procedures and requirements of the Trustee (including, without limiting the foregoing, the provision and receipt of data in such format and meeting such technical requirements as the Trustee may specify) and shall exercise its best efforts to accommodate any changes in the operational procedures and requirements which the Trustee may make upon prior notice to the Shareholder Servicing Agent. The Depositor acknowledges and agrees that the default of the Shareholder Servicing Agent in its obligations under this paragraph, or the performance by the Shareholder Servicing Agent of its obligations in a manner which shall adversely affect the Trustee's performance of its duties, shall be a sufficient grounds for the Trustee to remove the Shareholder Servicing Agent pursuant to Section 3.17(d) and Section 4.05.

(g) As used in this Section 3.17, "Unit holder," when referring to the records of the Trustee, shall mean the Shareholder Servicing Agent and, when referring to the records to be maintained by the Shareholder Servicing Agent, shall mean each owner of a Unit identified on the records of the Shareholder Servicing Agent."

RR.Section 4.01(a) and (b) of the Standard Terms and Conditions of Trust shall be amended to include the Shareholder Servicing Agent among the parties who are furnished information concerning the Evaluation of each issue of Securities deposited in the Trust and the Trust Fund Evaluation.

SS.Section 4.04 of the Standard Terms and Conditions of Trust shall be replaced in its entirety by the following:

"Section 4.04. Liability of Evaluator. The Trustee, Shareholder Servicing Agent, Depositor and the Unit holders may rely on any Evaluation furnished by the Evaluator and shall have no responsibility for the accuracy thereof. The determinations made by the Evaluator hereunder shall be made in good faith upon the basis of the best information available to it. The Evaluator shall be under no liability to the Trustee, Shareholder Servicing Agent, Depositor or the Unit holders for errors in judgement; provided, however, that this provision shall not protect the Evaluator against any liability to which it would otherwise be subject by reason of willful misfeasance, bad faith or gross negligence in the performance of its duties or by reason of its reckless disregard of its obligations and duties hereunder."

TT.The second sentence of the first paragraph of Section 5.01 shall be amended to delete subsection (ii) of such sentence and replace it in its entirety with the following:

"(ii) amounts representing estimated accrued expenses of such Trust including but not limited to unpaid fees and expenses of the Trustee, the Evaluator, the Portfolio Supervisor, the Shareholder Servicing Agent (to the extent such fees and expenses are charged to the Trust), the Depositor and its counsel, in each case as reported by the Trustee to the Depositor on or prior to the date of Evaluation,"

UU.Section 6.01(c) of the Standard Terms and Conditions of Trust shall be replaced in its entirety with the following:

"(c) The Trustee shall not be responsible for or in respect of the recitals herein, the validity or sufficiency of this Indenture or for the due execution hereof by the Depositor, the Portfolio Supervisor, the Evaluator, or the Shareholder Servicing Agent, or for the form, character, genuineness, sufficiency, value or validity of any of the Securities (except that the Trustee shall be responsible for the exercise of due care in determining the genuineness of Securities delivered to it pursuant to contracts for the purchase of such Securities) or for or in respect of the validity or sufficiency of the Units or of the Certificates (except for the due execution thereof by the Trustee) or for the due execution thereof by the Depositor, and the Trustee shall in no event assume or incur any liability, duty or obligation to any Unit holder, the Shareholder Servicing Agent or the Depositor other than as expressly provided for herein. The Trustee shall not be responsible for or in respect of the validity of any signature by or on behalf of the Depositor, the Portfolio Supervisor, the Evaluator or the Shareholder Servicing Agent;"

VV.Section 8.02(b) of the Standard Terms and Conditions of Trust shall be replaced in its entirety with the following:

"(b) deduct from the Income Account of such Trust or, to the extent that funds are not available in such Account, from the Capital Account of such Trust, and pay accrued and unpaid fees of the Evaluator, the Portfolio Supervisor, the Shareholder Servicing Agent (to the extent such fees are charged to the Trust), the Depositor and counsel in connection with such Trust, if any;"

WW.Section 8.05 of the Standard Terms and Conditions of Trust shall be amended to add the following paragraph immediately preceding the last paragraph of such section:

"Any notice, demand, direction or instruction to be given to the Shareholder Servicing Agent shall be in writing and shall be duly given if mailed or delivered to the Shareholder Servicing Agent at 3435
Stelzer Road, Columbus, Ohio 43219, or at such other address as shall be specified by the Shareholder Servicing Agent to the other parties hereto in writing."

XX.Section 2.03(a) of the Standard Terms and Conditions of Trust shall be amended by adding the following sentence after the first sentence of such section:

"The number of Units may be increased through a split of the Units or decreased through a reverse split thereof, as directed in writing by the Depositor, at any time when the Depositor is the only beneficial holder of units, which revised number of Units shall be recorded by the Trustee on its books. The Trustee shall be entitled to rely on the Depositor's direction as certification that no person other than the Depositor has a beneficial interest in the Units and the Trustee shall have no liability to any person for action taken pursuant to such direction."

IN WITNESS WHEREOF, Nike Securities L.P., The Chase Manhattan Bank, BISYS Fund Services Ohio, Inc. and First Trust Advisors L.P. have each caused this Trust Agreement to be executed and the respective corporate seal to be hereto affixed and attested (if applicable) by authorized officers; all as of the day, month and year first above written.

                                    NIKE SECURITIES L.P., Depositor

                                          By   Robert M. Porcellino
                                              Senior Vice President

                                    THE CHASE MANHATTAN BANK, Trustee

                                           By   Rosalia Raviele
                                                 Vice President



[SEAL]

ATTEST:

Joan Currie
Assistant Treasurer

                                    FIRST TRUST ADVISORS L.P., Evaluator

                                                 By Robert M. Porcellino
                                                   Senior Vice President

                                    FIRST TRUST ADVISORS L.P.,
                                    Portfolio Supervisor

                                                By  Robert M. Porcellino
                                                   Senior Vice President

                                    BISYS Fund Services Ohio, Inc.,
                                    Shareholding Servicing Agent

By

                          SCHEDULE A TO TRUST AGREEMENT

                         Securities Initially Deposited

                                      FT 331

(Note: Incorporated herein and made a part hereof for the Trust is the "Schedule of Investments" for the Trust as set forth in the Prospectus.)